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                                                                    Exhibit 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS'

          We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-36127) of our report, dated April 1, 1998, on our audit of the Financial Statements of American General Hospitality, Inc. as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


Dallas, Texas                      /s/ PricewaterhouseCoopers LLP (Dallas, TX)
July 10, 1998